Exhibit 99

CACI Issues Guidance for Its Fiscal Year 2019

Revenue growth projected to be 4.5 percent with 3 percent organic

Net income projected to be $230 million to $240 million

Operating cash flow projected to be greater than $320 million

FY 2018 net income guidance raised

ARLINGTON, Va.--(BUSINESS WIRE)--June 20, 2018--CACI International Inc (NYSE: CACI), a leading information solutions and services provider to the federal government, issued its guidance for its Fiscal Year 2019 (FY19) which begins July 1, 2018, and raised its Fiscal Year 2018 (FY18) net income guidance.

Commentary

Ken Asbury, CACI’s President and CEO said, “Our FY19 guidance builds on the revenue and profitability growth we delivered in FY18. We are winning solutions business; our addressable market is growing; and the budget environment has improved. I am confident this plan will produce predictable, profitable growth and continue generating long-term shareholder value. Lastly, I am very happy to raise net income guidance as we near the end of a very successful Fiscal Year 2018.”

Guidance for Fiscal Year 2019

The table below summarizes our FY19 guidance ranges and represents our views as of June 20, 2018:

(In millions except for tax rate and earnings per share)	Fiscal Year 2019
Guidance
Revenue	$4,550 - $4,750
Net income attributable to CACI	$230 - $240
Effective corporate tax rate	24.9%
Diluted earnings per share	$8.98 - $9.38
Diluted weighted average shares	25.6

Following are the key factors related to our FY19 guidance:

  We expect indirect costs and selling expenses will be approximately flat to slightly below FY18.
  Depreciation and amortization is expected to be approximately $76 million.
  Net interest expense is expected to be approximately $40 million.
  We expect that operating cash flow will be greater than $320 million.
  We expect that capital expenditures will total approximately $40-$45 million, driven by investment in our Shared Services Center and facility consolidations.

FY18 Guidance Revised

We are revising the FY18 guidance we issued on May 2, 2018. As a result of the continued strong operating performance on a number of programs throughout our operations, particularly on our fixed price contracts, we are raising our net income and diluted earnings per share guidance. The table below summarizes our FY18 guidance and represents our views as of June 20, 2018:

	Current Fiscal Year	Previous Fiscal Year
(In millions except for tax rate and earnings per share)	2018 Guidance	2018 Guidance
Revenue	$4,400 - $4,500	$4,400 - $4,500
Net income	$292 - $297	$285 - $291
Effective corporate tax rate	-0.8%	-3.4%
Diluted earnings per share	$11.54 - $11.74	$11.26 - $11.50
Diluted weighted average shares	25.3	25.3

Investors are reminded that as a result of the Tax Cut and Jobs Act (“Tax Reform”) enacted in December 2017, our net income in the second quarter of FY18 benefited from a $94.8 million reduction in our net deferred tax liability partially offset by a tax expense of $9.7 million associated with cumulative foreign earnings. In addition, we estimate that FY18 net income would have been approximately $18 million higher if Tax Reform had been enacted for the full year. Adjusting for these items in our revised guidance results in a non-GAAP FY18 net income range of $225 million to $230 million and non-GAAP diluted earnings per share range of $8.87 to $9.07. (See Reconciliation of Estimated FY18 Net Income to Estimated non-GAAP Net Income excluding the impact of tax reform on page 4).

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, June 21, 2018, during which members of our senior management will be making a brief presentation followed by a question-and-answer session to discuss the guidance and management’s performance expectations for the new fiscal year. You can listen to the webcast and view the accompanying exhibits over the Internet by logging on to http://investor.caci.com/news/#upcomingevent at the scheduled time. A replay of the call will also be available over the Internet and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Relations tab.

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. A Fortune World’s Most Admired Company, CACI is a member of the Fortune 1000 Largest Companies, the Russell 2000 Index, and the S&P SmallCap600 Index. CACI’s sustained commitment to ethics and integrity defines its corporate culture and drives its success. With approximately 18,600 employees worldwide, CACI provides dynamic career opportunities for military veterans and industry professionals to support the nation’s most critical missions. Join us! www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: legal, regulatory, and political change as a result of transitioning to a new presidential administration that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy; regional and national economic conditions in the United States and globally; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011, or any legislation that amends or changes discretionary spending levels under that act; changes in budgetary priorities or in the event of a priority need for funds, such as homeland security; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Earnings Release

Reconciliation of Estimated FY18 Net Income Excluding the Impact of Tax Reform
(Unaudited)

The Company views Estimated FY18 Net Income excluding the impact of Tax Reform, a non-GAAP measure, as an important indicator of performance, consistent with the manner in which management measures and forecasts the Company’s performance. Estimated FY18 Net Income excluding the impact of Tax Reform is defined as Estimated GAAP Net Income adjusted to exclude the impact of Tax Reform. We believe this is an important calculation to show company performance without the benefits of Tax Reform. Management is incented to perform via metrics without the impact of Tax Reform. This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Estimated Net Income	Estimated Diluted EPS
(Amounts in millions except per share amounts)
Estimated net income	$292 - $297	$11.54 - $11.74
Estimated benefit if tax reform had been enacted for the full year
	$18	$0.71
Estimated net income before remeasurement and transition tax reform adjustments
	$310 - $315	$12.25 - $12.45
Remeasurement of deferred tax liabilities, as reported
	($95)	($3.76)
Transition tax on foreign earnings, as reported	$10	$0.38
Estimated net income, excluding tax reform	$225 - $230	$8.87 - $9.07

CONTACT:
CACI International Inc
Jody Brown, Executive Vice President, Public Relations
703-841-7801
jbrown@caci.com
or
David Dragics, Senior Vice President, Investor Relations
866-606-3471
ddragics@caci.com